UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MarketWatch.com, Inc.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MarketWatch.com, Inc.

825 Battery Street

San Francisco, California 94111

To Our Stockholders:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of MarketWatch.com, Inc. to be held at MarketWatch’s corporate headquarters, located at 825 Battery Street, San Francisco, California, 94111 on Wednesday, August 4, 2004 at 10:00 a.m., local time.

The matters expected to be acted upon at the meeting are described in detail in the following Notice of the 2004 Annual Meeting of Stockholders and Proxy Statement.

It is important that you use this opportunity to take part in the affairs of MarketWatch by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at our 2004 Annual Meeting of Stockholders.

Sincerely,

Lawrence S. Kramer
Chairman and Chief Executive Officer

San Francisco, California

June 29, 2004

MarketWatch.com, Inc.

825 Battery Street

San Francisco, California 94111

NOTICE OF THE 2004 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of MarketWatch.com, Inc. will be held at MarketWatch’s corporate headquarters, located at 825 Battery Street, San Francisco, California, 94111 on Wednesday, August 4, 2004 at 10:00 a.m., local time, for the following purposes:

1.	To elect directors of MarketWatch.com, Inc., each to serve until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2004.

3.	To amend our Amended and Restated Certificate of Incorporation to change the name of the Company from “MarketWatch.com, Inc.” to “MarketWatch, Inc.”

4.	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on June 18, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Douglas S. Appleton
General Counsel and Secretary

San Francisco, California

June 29, 2004

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the Annual Meeting.

MarketWatch.com, Inc.

825 Battery Street

San Francisco, California 94111

PROXY STATEMENT

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited on behalf of the board of directors of MarketWatch.com, Inc., a Delaware corporation, for use at the 2004 Annual Meeting of Stockholders to be held at MarketWatch’s corporate headquarters, located at 825 Battery Street, San Francisco, California, 94111 on Wednesday, August 4, 2004 at 10:00 a.m., local time (“Annual Meeting”). Only holders of record of our common stock at the close of business on June 18, 2004, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on the record date, we had                                  shares of common stock outstanding and entitled to vote. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the nominees and the proposals set forth in the accompanying Notice of the Annual Meeting and this proxy statement. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about June 29, 2004. Our annual report and Form 10-K for the year ended December 31, 2003, and Form 10-Q for the quarter ended March 31, 2004 are enclosed with this proxy statement.

All materials filed by us with the Securities and Exchange Commission can be obtained at the Commission’s Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549 or through the Commission’s website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

Our Internet Web site address is www.marketwatch.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through our Web site as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. Upon written request to the Company’s Secretary, Douglas S. Appleton, at the address of our corporate headquarters, we will also provide the reports in electronic or paper form free of charge.

Voting Rights

Holders of our common stock are entitled to one vote for each share held as of the record date. Shares of common stock may not be voted cumulatively. An automated system administered by our transfer agent, Mellon Investor Services, will tabulate votes cast by proxy. A representative of our transfer agent will act as our inspector of elections for the Annual Meeting and will tabulate the votes cast in person at the Annual Meeting.

Vote Needed for a Quorum, Effect of Abstentions and Broker “Non-Votes”

A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority of the shares of our common stock entitled to vote on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business.

Under the Delaware General Corporation Law, as it relates to determining the presence of a quorum at the Annual Meeting, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present. For proposals other than the election of directors presented at the Annual Meeting, abstentions are counted as shares present and entitled to be voted and will have the same effect as a “no” vote. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. For proposals presented at the Annual Meeting, broker “non-votes”, and shares as to which proxy authority has been withheld with respect to any matter, will have no effect on the outcome because they are not deemed to be entitled to be voted with respect to the proposals.

Vote Required to Approve the Proposals

With respect to Proposal No. 1, directors will be elected by a plurality of the votes of the shares of our common stock, present in person or represented by proxy, at the Annual Meeting and entitled to vote on the election of directors. Abstentions and broker “non-votes” will have no effect on the outcome of the election of directors. Approval and adoption of Proposal No. 2 require the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting. Abstentions will have the same effect as “no” votes on Proposal No. 2, but broker “non-votes” will have no effect. Approval and adoption of Proposal 3 require the affirmative vote of a majority of the shares of our common stock issued and outstanding on the record date. Abstentions and broker “non-votes” will have the same effect as “no” votes on Proposal 3. The effectiveness of any of the proposals is not conditioned upon the approval by our stockholders of any of the other proposals by the stockholders.

Postponement or Adjournment of Meeting

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more postponements or adjournments of the Annual Meeting to permit further solicitations of proxies. Any such postponement or adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Annual Meeting. If you choose to vote by proxy, then the proxy card you submit will continue to be valid at any postponement or adjournment of the Annual Meeting.

Expenses of Soliciting Proxies

We will pay the expenses of soliciting proxies to be voted at the Annual Meeting. Following the original mailing of the proxies and other soliciting materials, our directors, officers and employees may also solicit proxies by mail, telephone, or in person. No additional compensation will be paid to these individuals for any such services. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of our common stock and request authority for the exercise of proxies. In such cases, we will reimburse the record holders for their reasonable expenses if they ask us to do so.

The Proxy

The persons named as proxyholders, Lawrence S. Kramer and Douglas S. Appleton, were selected by our board of directors and currently serve as executive officers of the Company.

All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the common stock represented by the proxy will be voted as to the proposal for which no specification is given as follows: FOR the election of the director nominees named in this proxy statement; FOR the ratification of the selection of PricewaterhouseCoopers LLP, as our independent auditors for the 2004 fiscal year; FOR the amendment of our Amended and Restated Certificate of Incorporation to affect the Company name change; and, with respect to any other matters that may come before the annual meeting, at the discretion of the proxyholders. We do not presently know of any other business to be conducted at the annual meeting.

Revocability of Proxy

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

•	a written instrument delivered to our Secretary, Douglas S. Appleton, stating that the proxy is revoked;

•	a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting; or

•	attendance at the Annual Meeting and voting in person.

Please note, however, that your attendance at the Annual Meeting, after having executed and delivered a valid proxy card, will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the Annual Meeting. Please note, further, that if a stockholder’s shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote in person at the Annual Meeting, the stockholder must obtain a valid proxy from the broker, bank or other nominee and present it to the inspector of elections at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect each director to hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until such director’s earlier resignation or removal. At the Annual Meeting, 11 nominees will be elected to be our 11 directors. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holders may determine. We are not aware of any nominee who will be unable to serve or for good cause will not serve as a director.

Pursuant to a stockholders’ agreement entered into in January 1999, in connection with our reorganization from a limited liability company to a corporation, and, as amended in January 2004, in connection with our acquisition of Pinnacor Inc., Pearson International Finance Ltd. (“Pearson”) and CBS Broadcasting Inc. (“CBS”) each has the right to designate candidates for election to the board. The number of candidates that each may currently designate is equal to the product of:

•	the percentage held by each of CBS and Pearson of our outstanding shares of common stock, and

•	the number of authorized members of our board of directors,

rounded up to the nearest whole number. Further, each of CBS and Pearson is obligated to vote the shares of common stock held by it for the other’s designated candidates.

In addition, so long as the amended and restated license agreement that we have entered into with CBS remains in effect, CBS also has the right to nominate at least one candidate to our board of directors, regardless of the percentage of our outstanding shares of common stock held by it.

Pursuant to our Agreement and Plan of Merger with Pinnacor, Inc., Pinnacor nominated David Hodgson to serve on the board of directors of MarketWatch. The board considered Mr. Hodgson’s qualifications, and elected him as a director in March 2004.

Directors/Nominees

The names of the nominees for election to our board of directors at the Annual Meeting, and information about each of them as of June 1, 2004, are included below.

Name of Director/Nominee	Age	Principal Occupation	Director Since
Lawrence S. Kramer	54	Chairman of the Board of Directors and Chief Executive Officer of MarketWatch.com, Inc.	1997
Peter Glusker	42	Senior Vice President, Viacom Interactive Ventures, a division of Viacom Inc.	2000
Christie Hefner (1) (3)	51	Chairman and Chief Executive Officer, Playboy Enterprises, Inc.	2001
Andrew Heyward	53	President, CBS News, a division of CBS Broadcasting Inc.	1998
Philip Hoffman	45	Executive Vice President, Office of the CEO, and Director of Corporate Finance, Pearson plc	2003
David Hodgson (1)	47	Managing Member, General Atlantic Partners	2004
Zachary Leonard	41	Managing Director, Financial Times, a division of Pearson plc	2003
Robert H. Lessin (1) (3)	49	Vice Chairman, Jefferies Group, Inc.	1999
Douglas McCormick (2)	54	Chairman and Chief Executive Officer, iVillage, Inc.	2003
David Moore	50	Chairman, Sonostar Ventures, LLC	2004
Jeffrey F. Rayport (1) (2)	44	Chairman and Chief Executive Officer, Marketspace LLC (a Monitor Group company)	2001

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee

Mr. Kramer has served as Chief Executive Officer and a member of our board of directors since October 1997, and is the founder of MarketWatch.com, Inc. On November 15, 1999, Mr. Kramer was elected Chairman of the Board. From February 1994 until October 1997, Mr. Kramer served as Vice President for News and Sports of Data Broadcasting Corporation. Mr. Kramer spent more than twenty years in journalism, including serving as a financial reporter, Metro Editor and Assistant Managing Editor of The Washington Post, and most recently serving as Executive Editor of the San Francisco Examiner. He has been a recipient of National Press Club, Gerald E. Loeb and Associated Press Awards. During Mr. Kramer’s tenures at The Washington Post and the San Francisco Examiner, his staffs at each paper won a Pulitzer Prize. Mr. Kramer holds a B.S. degree in Journalism from Syracuse University and an M.B.A. degree from the Harvard Business School. Mr. Kramer is a founding board member of the Online Publisher’s Association, and has served as its Chairman since February 2004.

Mr. Glusker has served as a member of our board of directors since April 2000. He has served as Senior Vice President of Viacom Interactive Ventures, a division of Viacom Inc. and formerly CBS Internet Group, since February 2000. Prior to this, from November 1999 through February 2000, Mr. Glusker was Managing Partner of The Accelerator Group, LLC. From September 1998 to November 1999, Mr. Glusker was self-employed as an Internet industry consultant. From February 1996 to September 1998, he held a number of positions with Prodigy Communications Corporation, most recently as Senior Vice President, Business Development. Mr. Glusker also serves on the board of SportsLine.com, Inc. Mr. Glusker holds a B.A. degree from Wesleyan University and an M.B.A. degree from Stanford University.

Ms. Hefner has served as a member of our board of directors since April 2001. She has served as Chairman of the Board and Chief Executive Officer of Playboy Enterprises, Inc. since November 1988. Ms. Hefner is also Chairman of the Board of Playboy.com. Ms. Hefner serves on the board of directors of the Magazine Publishers Association and Canyon Ranch Health Resorts. Ms. Hefner graduated with a B.A. degree in English and American Literature from Brandeis University.

Mr. Heyward has served as a member of our board of directors since March 1998. He has served as President of CBS News, a division of CBS Broadcasting Inc., since January 1996. From October 1994 until January 1996, he was Executive Producer of “CBS Evening News with Dan Rather” and Vice President of CBS News. Mr. Heyward holds a B.A. degree in history and literature from Harvard University.

Mr. Hodgson has served as a member of our board of directors since March 2004. He is a Managing Member of General Atlantic Partners, LLC, a private equity firm that invests in information technology, process outsourcing and communications businesses on a global basis, and has been with General Atlantic Partners since 1982. Mr. Hodgson serves as a director of a number of public and private information technology companies including eOne Global, Northgate Information Systems, S1 Corporation, and Xchanging. Mr. Hodgson holds a B.A. degree in mathematics and social sciences from Dartmouth College and an M.B.A. degree from Stanford University.

Mr. Hoffman has served as a member of our board of directors since January 2003. Since June 2003, Mr. Hoffman has served as Executive Vice President, Office of the CEO, and Director of Corporate Finance, Pearson plc London and New York. He previously served in the positions of Executive Vice President, Pearson plc from January 2002 thru June 2003, Chairman and CEO, Learning Network from January 2000 thru December 2001, and President of Pearson Inc. from January 1999 thru December 2000. From January 1997 to December 31, 1998, Mr. Hoffman was Executive Vice President, Chief Financial and Administrative Officer for the Penguin Group. Prior thereto, Mr. Hoffman held various positions at Pearson Inc., which included Chief Financial Officer from January 1994 through January 1997. Mr. Hoffman holds various board positions including Interactive Data Corporation, Escrip, Score and Fairfield University School of Business. Mr. Hoffman is a Certified Public Accountant and licensed attorney in New York and Connecticut and holds J.D. and M.S. degrees from Pace University and a B.S. degree from Fairfield University.

Mr. Leonard has served as a member of our board of directors since September 2003. He is Managing Director, UK, Europe, Middle East & Africa for the Financial Times, a division of Financial Times, Ltd., a wholly owned division of Pearson plc, since 2002. Prior to this, Mr. Leonard was Chief Operating Officer for FT.com, the Financial Times Web site. He previously launched and managed both FT Your Money, a personal finance portal, and FTMarketWarch.com, a Web site for private investors, where he was the Chief Executive Officer. He joined Pearson in 1999 following seven years at Fidelity Investments and has 18 years of experience in marketing, electronic commerce and communications in the US and Europe. Mr. Leonard holds a B.A. degree from Harvard University.

Mr. Lessin has served as a member of our board of directors since February 1999. He has served as Vice Chairman of Jefferies Group, Inc. since October 2002. Since October 2001, Mr. Lessin has served as Chairman of SoundView Ventures, which is now Dawntreader Ventures. Mr. Lessin served as Chairman of SoundView Technology Group, Inc. from April 1998 through October 2001. Mr. Lessin also served as Chief Executive Officer of SoundView Technology Group, Inc. from April 1998 through February 2001. Mr. Lessin served as Vice Chairman of Salomon Smith Barney from June 1993 to March 1998, where he was head of its Investment Banking Division from June 1993 to January 1997. Mr. Lessin serves on the board of iParty Corp. Mr. Lessin holds a B.A. degree in applied physics and economics from Harvard College and an M.B.A. degree from the Harvard Business School.

Mr. McCormick has served as a member of our board of directors since December 2003. He has served as Chief Executive Officer of iVillage, Inc. since August 2000, was appointed to iVillage’s board of directors in February 1999, and was elected Chairman in April 2001. From February 1993 to March 1999, Mr. McCormick was President and Chief Executive Officer of Lifetime Television, a joint venture of The Walt Disney Company and the Hearst Corporation. Prior to Lifetime, Mr. McCormick held executive positions with The Samuel Goldwyn Company, Cable Health Network, Petry Television and KCOP-TV, Los Angeles. He was also the Founder and Chairman of McCormick Media, Inc., a New York-based firm specializing in digital media convergence and emerging digital networks. Mr. McCormick serves as a director on a number of boards of directors including the Ad Council, the Cancer Research and Treatment Fund and Waterfront Media. Mr. McCormick holds a B.A. degree in speech and communications from University of Dayton, and an M.B.A. degree from Columbia University.

Mr. Moore has served as a member of our board of directors since May 2004. He is the Chairman of Sonostar Ventures, LLC, a private equity/venture capital firm founded in April 1997. Mr. Moore serves as a director and Chairman of the Board of Paradigm Direct LLC, a direct-marketing services company. Until Sonostar recently sold its stake, he was Vice Chairman of Marquis Jet, Inc., an affiliate of Berkshire Hathaway’s NetJets, where he served as a board member and Chairman of the Audit Committee. Mr. Moore also serves as Chairman of Garden State Brickface, Windows & Siding, one of the largest commercial and residential remodeling organizations in the United States. Mr. Moore received a B.A. in Economics from Amherst College and an M.B.A. from Harvard University.

Dr. Rayport has served as a member of our board of directors since June 2001. He has served as Chief Executive Officer of Marketspace LLC (a Monitor Group company) since October 1998, and since October 2003 as the Chairman of the board of directors. Prior to this, Dr. Rayport was a faculty member in the Service Management Unit at the Harvard Business School; he joined the School’s faculty in the Marketing Unit in September 1991. Dr. Rayport took a leave of absence from Harvard Business School in September 1998. Dr. Rayport serves on the boards of directors of Andrews McMeel Universal, ValueClick, Inc., GSI Commerce, Inc., Exit 41, Inc. and International Data Group. Dr. Rayport earned an A.B. from Harvard College, a M.Phil. in International Relations at the University of Cambridge, an A.M. in the History of American Civilization and a Ph.D. in Business History at Harvard University.

With respect to the Company’s most recent directors, Mr. Hodgon was nominated by Pinnacor Inc. pursuant to our Agreement and Plan of Merger with Pinnacor. The board considered Mr. Hodgson’s qualifications, and elected him as a director in March 2004. Mr. Moore was nominated by the nominating committee which is comprised of independent directors, after careful consideration of various candidates. The board considered Mr. Moore’s qualifications, and elected him as a director in May 2004. No search firm was used, and no fees were paid for the selection of either of these two directors.

Director Independence

In addition to the independence standards set forth by Rule 4200 of the listing standards of the National Association of Securities Dealers, our board of directors further determined that a director who has the following relationship with the Company would not be deemed to be an independent director: a director who is an employee of a stockholder of the Company that (i) owns 10% or more of the outstanding capital stock of the Company, as evidenced on the record books of the Company’s transfer agent on the date of determination, and (ii) has a commercial relationship with the Company.

In making the determination of whether a director is “independent” under the Nasdaq rules and the additional standards set forth by the board, our board of directors considered transactions and relationships between each director or his or her immediate family and the Company, including those reported in the section below captioned, “Certain Relationships and Related Transactions.” The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent.

As a result of this review, our board affirmatively determined, based on its understanding of such transactions and relationships, that Ms. Hefner and Messrs. Hodgson, Lessin, McCormick, Moore and Rayport are independent of the Company and, therefore, a majority of the members of our board is independent, under the standards set forth by the Nasdaq rules and the board.

Board Meetings and Board Committees

Board Meetings.    The board met ten times, including telephone conference meetings, and took five actions by written consent during 2003. No director attended fewer than 75% of the aggregate of the total number of meetings of the board held during the period for which he or she was a director and the total number of meetings held by all committees of the board on which he or she served during the period. Although the board has no formal policy regarding attendance at stockholders meetings, our board generally encourages board members to attend such annual meetings. Director attendance at each annual stockholders meeting, including the 2003 stockholders meeting, will be posted on our web site at www.marketwatch.com.

Board Committees.    Our board of directors has an audit committee, a nominating committee, a compensation committee, a compliance committee and a mergers and acquisitions committee.

Audit Committee.    Our audit committee currently consists of Christie Hefner, Dave Hodgson, Bob Lessin and Jeffrey Rayport. The audit committee reviews our quarterly and annual financial statements; meets with our independent auditors to review the adequacy of our internal control systems and financial reporting procedures; is responsible for the appointment, retention and oversight of our independent auditors, including the approval of the fees charged by our independent auditors for audit and non-audit services, review of the independence and performance of the independent auditors, review and monitoring of the performance of non-audit services by our independent auditors; and performs such further functions as may be required by the Nasdaq National Market. The audit committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Additional duties and powers of the audit committee are set forth in its amended and restated charter, which was adopted and approved in March 2004 and a copy of which is attached to this proxy statement as Appendix A.

After considering transactions and relationships between each member of the audit committee or his or her immediate family and the Company and reviewing the qualifications of the members of the audit committee, our board of directors has determined that all current members of the audit committee are (1) “independent” as that term is defined in Section 10A of the Exchange Act; (2) “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers; and (3) financially literate and have the requisite financial sophistication as required by the Nasdaq rules applicable to issuers listed on the Nasdaq National Market. Furthermore, our board of directors has determined that Christie Hefner qualifies as an audit committee financial expert, as defined by the applicable rules of the Exchange Act, pursuant to the fact that, among other things, Ms. Hefner is currently the Chairman of the board and Chief Executive Officer of Playboy Enterprises, Inc. and in that capacity has acquired the relevant experience and expertise and has the attributes set forth in the applicable rules as being required for an audit committee financial expert.

The audit committee met seven times, including telephone conference meetings, during 2003.

Nominating Committee.    The nominating committee is currently comprised of Christie Hefner and Robert Lessin. Our board of directors has determined that all current members of the nominating committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. The nominating committee assists the board in all matters relating to the establishment, implementation and monitoring of policies and processes regarding the recruitment and nomination of candidates to the board and committees of the board. Additional duties and powers of the nominating committee are set forth in its charter, which was adopted and approved in June 2004 and a copy of which is attached to this proxy statement as Appendix B. The nominating committee was formed in 2004, and therefore did not meet during 2003.

Compensation Committee.    The compensation committee is currently comprised of Jeffrey Rayport and Douglas McCormick. Our board of directors has determined that all current members of the compensation committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. The compensation committee reviews and approves the compensation and benefits for our key executive officers and makes recommendations to the board regarding such matters. During 2003, Messrs. Andrew Heyward and Jeffrey Rayport served on the compensation committee. Additional duties and powers of the nominating committee are set forth in its charter, which was adopted and approved in June 2004 and a copy of which is attached to this proxy statement as Appendix C. The compensation committee met three times, including telephone conference meetings, and took one action by written consent during 2003.

Compliance Committee.    The compliance committee is currently comprised of Andrew Heyward, Robert Lessin and Zachary Leonard. The compliance committee is responsible for developing, implementing and monitoring compliance of our conflicts and disclosure policy, which governs the purchase and sale of securities by our employees in companies other than MarketWatch, and making recommendations to the board of revisions to the policy from time to time as appropriate. The compliance committee was formed in 2004, and therefore did not meet during 2003.

Mergers and Acquisitions Committee.    The mergers and acquisitions committee is currently comprised of Peter Glusker, Philip Hoffman and Robert Lessin. The mergers and acquisitions committee reviews potential acquisition opportunities and provides guidance to our officers and directors regarding such opportunities. The mergers and acquisitions committee met four times, including telephone conference meetings, during 2003.

Director Compensation

Cash Compensation.    Each of our independent directors, as defined by National Association of Securities Dealers listing standards, is entitled to receive an annual fee of $20,000, paid quarterly, for his or her services on the board. Each member of a committee who is an independent director shall receive an additional annual fee of $10,000, paid quarterly, for his or her services on each respective committee. Each chairperson of a committee who is an independent director shall receive an additional annual fee of $10,000, paid quarterly, for his or her services as a chairperson on each respective committee. Our directors are entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at board and board committee meetings.

1998 Directors Stock Option Plan.    In September 1998, our board adopted, and our stockholders subsequently approved, our 1998 Directors Stock Option Plan (“Directors Plan”). The total number of shares of common stock initially reserved for issuance under the Directors Plan was 50,000 shares. In May 2002, our stockholders approved an amendment to the Directors Plan to increase the number of shares of common stock reserved under the plan by 50,000 shares. In May 2003, we granted an option under our Directors Plan to each of Jeffrey Rayport, Christie Hefner and Robert Lessin to purchase 2,000 shares of common stock at $7.97 per share, the fair market value of our common stock on the date of grant, and in December 2003 we granted an option under our Directors Plan to Douglas McCormick to purchase 10,000 shares of common stock at $8.42 per share, the fair market value of our common stock on the date of grant. The Directors Plan terminated on January 16, 2004, upon consummation of our acquisition of Pinnacor Inc., and adoption the 2004 Stock Option Plan.

2004 Stock Option Plan.    In September 2003, our board adopted and our stockholders subsequently approved, our 2004 Stock Option Plan (the “2004 Plan”), which was effective upon consummation of the acquisition of Pinnacor Inc. on January 16, 2004.

Members of our board who are not our employees or employees of any company affiliated with us are eligible to participate in the 2004 Plan. Option grants under the 2004 Plan are automatic and nondiscretionary. The exercise price of these options is the fair market value of our common stock on the date of grant. Each eligible director who becomes a member of our board will automatically be granted an option to purchase 10,000 shares. At each annual meeting of stockholders, each eligible director will automatically be granted an additional option to purchase 2,000 shares if he or she has served continuously as a member of the board since the date of such director’s initial grant. The options have a term of 10 years. The options will terminate seven months after the date the director ceases to be a director or a consultant of the Company, or 12 months after a termination of service due to death or disability. All options granted under the 2004 Plan vest as to one-third of the total shares subject to the option on each of the first three anniversaries of the grant date. Additionally, immediately prior to our dissolution or liquidation or entering into a change in control transaction, the vesting of these options will accelerate, and the options will be exercisable in full for a period of up to seven months following the transaction. After that time, any unexercised options will expire.

In March 2004, we granted an option under our 2004 Plan to David Hodgson to purchase 10,000 shares of common stock at $12.82 per share, the fair market value of our common stock on the date of grant, and in May 2004, we granted an option under our 2004 Plan to David Moore to purchase 10,000 shares of common stock at $10.12 per share, the fair market value of our common stock on the date of grant.

Compensation Committee Interlocks and Insider Participation

The compensation committee is currently comprised of Jeffrey Rayport and Douglas McCormick. No interlocking relationship exists between members of our compensation committee and the members of the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Relationships Among Directors or Executive Officers

There are no family relationships among any of our directors or executive officers.

Qualifications of Directors

Our board of directors has not established any special qualifications or any minimum criteria for director nominees. In considering candidates for the board, the nominating committee will consider the entirety of each candidate’s credentials. However, as specified in the charter for the nominating committee, the nominating committee shall consider certain qualifications such as the nominee’s broad experience in business, finance or administration, familiarity with our industry, prominence, reputation and sufficient time available to devote to our affairs. The nominating committee will also use its best efforts to seek to ensure that the composition of our board of directors at all times adheres to the independence requirements applicable to companies listed on the Nasdaq National Market, as well as other regulatory requirements applicable to us.

Director Nomination Process

We do not have a formal director nomination process. Generally, once a need to add a new board member is identified, the nominating committee will initiate a search by working with staff support, seeking input from board members and senior management and hiring a consultant or search firm, if necessary. After a slate of possible candidates is identified, members of the nominating committee, other members of the board and senior management have the opportunity to interview the prospective candidate(s). The remaining members of the board who do not interview the prospective candidate(s) are kept informed of the progress. The nominating committee ultimately recommends the best candidate(s) the committee members determine after the selection process for approval by the full board.

Communications with the Board

Our board of directors believes that full and open communication between stockholders and members of our board is in our best interests and the best interests of our stockholders. Stockholders can contact any director or committee of the board by writing to Douglas S. Appleton, General Counsel and Secretary, c/o MarketWatch.com, Inc., 825 Battery Street, San Francisco, CA 94111. Our General Counsel will determine the extent to which such stockholder communications should be disseminated to the members of the board and what response, if any, should be made to such communications. Generally, communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that are considered to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company may receive repetitive or duplicative communications. Confidential and anonymous comments or complaints relating to our accounting, internal accounting controls or auditing matters may be referred directly to our audit committee by writing to the chairman of the audit committee, c/o Douglas S. Appleton, MarketWatch.com, Inc., 825 Battery Street, San Francisco, CA 94111. Alternatively, a confidential voicemail may be left at (415) 293-0607 or (2) an email may be sent to ethicscompliance@marketwatch.com. In view of recently adopted disclosure requirements by the Securities and Exchange Commission related to stockholder communications, the audit committee may consider development of more specific procedures. Until any other procedures are developed and posted on our web site, any stockholder communication should be directed to the attention of the persons and address noted above.

Stockholder Proposals to Nominate a Director

The nominating committee will consider stockholder proposals properly submitted to us for the recommendations of qualified director nominee(s), in accordance with the procedures set forth below. In order to have a proposal considered by the nominating committee for the 2005 annual meeting, a stockholder must submit its proposal and other relevant information in writing to the attention of our Secretary at our principle executive offices no earlier than May 6, 2005 and later than June 5, 2005.

The stockholder must submit the following relevant information with respect to recommendations of director nominee(s), in writing, to the attention of our Secretary at our principle executive offices: (1) the name, age, business and residence address of the prospective candidate; (2) a brief biographical description of the prospective candidate, including employment history for the past five years, and a statement of the qualifications of the prospective candidate; (3) the class and number of shares of our common stock, if any, that are beneficially owned by the prospective candidate; (4) a description of all arrangements or understandings between the stockholder and the prospective candidate pursuant to which the nomination is to be made by the stockholder if the stockholder and the prospective candidate are different individuals; (5) the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement; (6) the name and address, as they appear on our books, of the stockholder proposing the director-nominee; (7) the class and number of shares of our common stock that are beneficially owned by the stockholder proposing the director-nominee; and (8) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in the stockholder’s capacity as a proponent to the proposal.

Once the nominating committee receives the stockholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the nominating committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated.

The nominating committee will not evaluate candidates differently based on who has made the proposal. The committee will consider candidates for the board from any reasonable source, including stockholder recommendations. The committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.

Greater detail about the submission process for stockholder proposals are set forth in our bylaws, a copy of which may be obtained by making a written request to our Secretary at the address of our principal executive offices.

We have not received a director nominee recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of our common stock.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE NOMINATED DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The audit committee of our board has selected PricewaterhouseCoopers LLP to perform the audit of our financial statements for the fiscal year ending December 31, 2004, and our stockholders are being asked to ratify this selection.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors. However, our board of directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our audit committee and board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, our audit committee and board of directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION

OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

PROPOSAL NO. 3

AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION TO CHANGE NAME OF THE COMPANY

FROM “MARKETWATCH.COM, INC.” TO

“MARKETWATCH, INC.”

Our board of directors has approved and recommends that our stockholders approve a proposal to change the name of the Company to “MarketWatch, Inc.” Our name change will be accomplished by amending our Amended and Restated Certificate of Incorporation. Our board of directors believes that the change of our name is in the best interests of the Company and our stockholders because it better reflects the expansion of our business from a Web site-based business to a multi-media business, including television, radio and institutional licensing of our news content.

If the amendment were adopted, Article 1 of our Amended and Restated Certificate of Incorporation would be amended to read as follows:

“The name of this Corporation is MarketWatch, Inc.”

In addition, all other references to our corporate name in our Amended and Restated Certificate of Incorporation would be changed to “MarketWatch, Inc.” The approval of the name change will not affect in any way the validity of currently outstanding stock certificates and will not require our stockholders to surrender or exchange any stock certificates that they currently hold.

Our board of directors has sole discretion as to whether to file the proposed amendment of the Amended and Restated Certificate of Incorporation. If the name change is not effected by the first anniversary of this annual meeting, the board’s authority to effect the name change will terminate and stockholder approval would again be required prior to implementing any name change.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF

THE COMPANY FROM “MARKETWATCH.COM, INC.” TO “MARKETWATCH, INC.”

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, or the Exchange Act of 1934, that might incorporate future filings by reference, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

To the Board of Directors:

The audit committee operates under a written charter, which was originally adopted on June 6, 2000 by the audit committee. The board adopted an amended and restated charter in February 2003, and again in March 2004 that included changes to address new requirements under the Sarbanes-Oxley Act and the rules of the Nasdaq National Market. A copy of the current audit committee charter is attached as Appendix A to this proxy statement.

The audit committee reviews the quarterly and annual financial statements of MarketWatch.com, Inc. (“Company”); meets with the Company’s independent auditors to review the adequacy of the Company’s internal control systems and financial reporting procedures; is responsible for the appointment, retention and oversight of the Company’s independent auditors, including the approval of the fees charged by the Company’s independent auditors for audit and non-audit services, review of the independence and performance of the independent auditors and review and monitoring of the performance of non-audit services by the Company’s independent auditors; and performs such further functions as may be required by the Nasdaq National Market. Additional duties and powers of the audit committee are set forth in the amended and restated charter.

The Company’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of those financial statements. However, the members of the audit committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. The committee relies, without independent verification, on the information provided to the committee and on the representations made by management and the independent auditors.

Currently, the audit committee consists of Ms. Hefner and Messrs. Hodgson, Lessin and Rayport, each of whom qualifies as an “independent” director as defined by the National Association of Securities Dealers listing standards.

The audit committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2003 and has met with both the Company’s management and its independent auditors to discuss the consolidated financial statements. The Company’s management represented to the audit committee that its audited consolidated financial statements for the year ended December 31, 2003 were prepared in accordance with generally accepted accounting principles.

The audit committee also discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, which includes among others, matters related to the conduct of the audit of the Company’s financial statements. The audit committee has also received from the Company’s independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, which relates to the auditors independence from the Company and the Company’s related entities, and has discussed with the Company’s independent auditors the independence of that firm. The audit committee considered whether the non-audit services rendered by PricewaterhouseCoopers LLP were compatible with maintaining PricewaterhouseCoopers LLP’s independence as auditors of our consolidated financial statements, and concluded that they were.

Based on the audit committee’s review and discussions referred to above, the audit committee recommended to the Company’s board of directors that the audited financial statements for the year ended December 31, 2003 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, which was filed with the Securities and Exchange Commission on March 31, 2004.

PricewaterhouseCoopers LLP performed services for us in fiscal 2002 and 2003 related to financial statement audit work, quarterly reviews, tax services, special projects and other ongoing consulting projects. As of April 29, 2004, fees billed by PricewaterhouseCoopers in fiscal 2002 and 2003 were as follows:

	2003	2002
Audit Fees (1)	$626,183	$143,000
Audit-Related Fees (2)	42,465	20,046
Tax Fees (3)	93,234	59,000
All Other Fees	—	—

(1)	Audit fees represent fees for the audit of consolidated financial statements for the year ended December 31, 2003, the review of financial statements included in our quarterly reports on Form 10-Q and professional services for the assistance of the Company’s registration statements on Form S-4 in connection with the acquisition of Pinnacor Inc.
(2)	Audit-related fees represent fees for accounting consultations in connection with mergers and acquisitions.
(3)	Tax fees represent fees for professional services provided in connection with the preparation of our federal and state tax returns and advisory services for other tax compliance matters. Tax compliance fees were $46,372 and $21,750 for the years ended December 31, 2003 and 2002, respectively.

Our audit committee pre-approves the provision of all auditing and non-audit services (including tax services) by the independent auditors and also approves all audit and non-audit engagement fees and terms with the independent auditors. During fiscal 2003 and 2002, all of the services related to the audit and other fees described above were pre-approved by our audit committee.

Submitted by the Audit Committee

Christie Hefner

David Hodgson

Robert H. Lessin

Jeffrey Rayport

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information with respect to the beneficial ownership of our common stock as of May 31, 2004 by:

•	each stockholder who is known by us to be the beneficial owner of more than 5% of our common stock;

•	our Chief Executive Officer and four other most highly compensated executive officers who were serving as executive officers at the end of 2003;

•	each of our current directors and our directors during fiscal 2003 who have since resigned; and

•	our directors and executive officers as a group.

The percentage ownership is based on 25,057,910 shares of our common stock outstanding at May 31, 2004. Shares of common stock that are subject to options currently exercisable or exercisable within 60 days after May 31, 2004, are deemed outstanding for the purpose of computing the percentage ownership of the person holding these options but are not deemed outstanding for computing the percentage ownership of any other person. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The address for each director and executive officer listed below is c/o MarketWatch.com, Inc., 825 Battery Street, San Francisco, California 94111.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent
5% Stockholders:
CBS Broadcasting, Inc. (1) Westinghouse CBS Holding Company, Inc. (1) Viacom Inc. (1) NAIRI, Inc. (2) National Amusements, Inc. (2) Sumner M. Redstone (2) (3)	5,636,814	22.5%
Pearson International Finance Ltd. (4)	5,636,814	22.5
Investment entities affiliated with General Atlantic Partners, LLC (5)	1,911,939	7.6
Directors and Executive Officers:
Dave Hodgson (6)	1,913,268	7.6
Lawrence S. Kramer (7)	555,266	2.2
Kathy Yates (8)	169,228	*
Joan P. Platt (9)	160,623	*
Scot McLernon (10)	110,949	*
Jamie Thingelstad (11)	19,999	*
Christie Hefner (12)	13,999	*
Jeffrey F. Rayport (13)	11,999	*
Robert H. Lessin (14)	10,999	*
Zachary Leonard	600	*
Peter Glusker	—	*
Andrew Heyward	—	*
Philip Hoffman	—	*
Douglas McCormick	—	*
David Moore	—	*
All 18 directors and executive officers as a group (15)	3,105,384	12.4

*	Represents ownership of less than 1% of our common stock.

(1)	The address for CBS Broadcasting Inc. (“CBSBI”), Westinghouse CBS Holding Company, Inc. (“W/ CBS HCI”) and Viacom Inc. (“Viacom”) is 1515 Broadway, New York, New York 10036.

(2)	The address for NAIRI, Inc. (“NAIRI”), National Amusements, Inc. (“NAI”) and Mr. Redstone is 200 Elm Street, Dedham, Massachusetts 02026.

(3)	This information is based on a Schedule 13D, filed with the Securities and Exchange Commission, on January 26, 2004, which was jointly filed by CBSBI, W/ CBS HCI, Viacom, NAIRI, NAI and Sumner M. Redstone. The shares are indirectly held by W/ CBS HCI through its ownership of 100% of the outstanding stock of CBSBI and are indirectly held by Viacom through its ownership of 100% of the outstanding stock of W/ CBS HCI. As of January 16, 2004, approximately 70% of Viacom’s voting Class A common stock and approximately 11% of Viacom’s Class A common stock and non-voting Class B common stock are owned by NAIRI, which in turn is a wholly owned subsidiary of NAI. Beneficial ownership is attributed to Mr. Redstone as Mr. Redstone is the Chairman of the Board and Chief Executive Officer of NAI, Chairman and President of NAIRI and Chairman and Chief Executive Officer of Viacom.

(4)	The address for Pearson International Finance Ltd. is 80 Strand, London, WC2R ORL, England.

(5)	This information is based on a Schedule 13D, filed with the Securities and Exchange Commission, on January 26, 2004, which was jointly filed by General Atlantic Partners, LLC (“GAP LLC”), General Atlantic Partners 69, L.P. (“GAP 69”), GapStar, LLC (“GapStar”) and GAP Coinvestment Partners II, L.P. (“GAPCO II”). The shares include 1,551,692 shares of common stock owned by GAP 69, 119,496 shares of common stock owned by GapStar, and 240,751 shares of common stock owned by GAPCO II. GAP LLC is the general partner of GAP 69 and the sole member of GapStar. The managing members of GAP LLC (other than Klaus Esser) are also the general partners of GAPCO II, GAP LLC, GAP 69, GapStar and GAPCO II (collectively, “General Atlantic”) and are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. Mr. Hodgson, a member of our board of directors, is a managing member of GAP LLC and a general partner of GAPCO II. Mr. Hodgson disclaims beneficial ownership of all of such securities except to the extent of his pecuniary interest therein. The address of Mr. Hodgson and General Atlantic is c/o General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, CT 06830.

(6)	Represents 1,329 shares owned directly by Mr. Hodgson and 1,911,939 shares owned, in the aggregate, by GAP 69, GapStar and GAPCO II. See footnote (5).

(7)	Includes 493,333 shares subject to options held by Mr. Kramer that are exercisable within 60 days after May 31, 2004.

(8)	Includes 149,999 shares subject to options held by Ms. Yates that are exercisable within 60 days after May 31, 2004.

(9)	Includes 154,166 shares subject to options held by Ms. Platt that are exercisable within 60 days after May 31, 2004.

(10)	Includes 110,416 shares subject to options held by Mr. McLernon that are exercisable within 60 days after May 31, 2004.

(11)	Represents 19,999 shares subject to options held by Mr. Thingelstad that are exercisable within 60 days after May 31, 2004.

(12)	Includes 10,666 shares subject to options held by Ms. Hefner that are exercisable within 60 days after May 31, 2004.

(13)	Represents 11,999 shares subject to options held by Mr. Rayport that are exercisable within 60 days after May 31, 2004.

(14)	Represents 10,999 shares subject to options held by Mr. Lessin that are exercisable within 60 days after May 31, 2004.

(15)	Includes 1,911,939 shares owned, in the aggregate, by GAP 69, GapStar and GAPCO II. See footnote (5).

Securities Authorized for Issuance under Equity Compensation Plans

All stock option plans under which our common stock is reserved for issuance have previously been approved by our stockholders. The following table provides summary information as of December 31, 2003 for all of our stock option plans:

	Common stock to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Common stock available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	3,780,466	$6.83	824,716	(1)

(1)	Includes 405,159 shares of common stock authorized under our employee stock purchase plan.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers as of June 1, 2004.

Name of Officer	Age	Position
Lawrence S. Kramer	54	Chief Executive Officer and Chairman of the Board of Directors
Kathy Yates	49	President and Chief Operating Officer
Joan P. Platt	50	Chief Financial Officer
Doug Appleton	40	General Counsel and Secretary
William Bishop	35	Executive Vice President and General Manager
Dave Callaway	40	Editor-in-Chief
Jeff Davis	43	Executive Vice President and General Manager
Jamie Thingelstad	32	Chief Technology Officer

Mr. Kramer. See the description provided in Proposal No. 1 of this proxy statement.

Ms. Yates was named President and Chief Operating Officer in December 2001. She is a veteran Internet media executive, having started or led several Internet ventures since 1995. Her roles have included founder and Vice President/Business Development for Knight Ridder Digital, founding Board Member of CareerPath (now CareerBuilder) and Classified Ventures (parent company of HomeHunter.com, Cars.com and NewHomes.com), and Vice President/Product Development for Women.com. Prior to founding Knight Ridder Digital, Ms. Yates spent 13 years in executive positions with the San Jose Mercury News and its parent, Knight Ridder, Inc. She began as Assistant to the Publisher of the Mercury News in 1981, was promoted to Chief Financial Officer in 1982 and served as Senior Vice President and General Manager from 1988 to 1994. Yates has a B.A. degree in economics from Trinity College and earned an M.B.A. from Stanford University.

Ms. Platt has served as Chief Financial Officer since December 1999. From May 1999 through November 1999, Ms. Platt was Chief Financial Officer of Indus International, a provider of enterprise asset management software. From April 1996 to April 1999, Ms. Platt served as Chief Financial Officer for Splash Technologies Holdings, Inc., a Sunnyvale-based international supplier of color servers. Previously, Ms. Platt served a 20-year tenure at Coopers & Lybrand, including 10 years as a partner, where she specialized in high technology companies. Ms. Platt is a Certified Public Accountant and holds a B.S. in business administration from The Pennsylvania State University.

Mr. Appleton has served as General Counsel and Corporate Secretary since March 2003. From February 2001 to March 2003, Mr. Appleton was the Associate General Counsel at Handspring, Inc., an innovator and manufacturer of handheld computer and wireless communicator products. From May 2000 to February 2001, he was General Counsel for SecuGen Corporation, a privately held technology company that manufactures and develops fingerprint biometric devices. He has also been a corporate lawyer with several law firms since 1991, including Morrison & Foerster, the Company’s outside counsel, from June 1998 to May 2000. Mr. Appleton has a B.A. degree in Organizational Behavior and Management from Brown University and a law degree from the University of Maryland.

Mr. Bishop has served as Executive Vice President and General Manager since June 2001. From October 2000 until June 2001, Mr. Bishop served as Executive Vice President of Business and Product Development. He served as Executive Vice President of Business Development from February 2000 until October 2000, and was Vice President of Business Development from the Company’s formation in October 1997 until February 2000. From August 1995 until October 1997, Mr. Bishop was employed by DBC, most recently as Director of DBC Online. Mr. Bishop holds a B.A. degree in East Asian Studies from Middlebury College and an M.A. degree in International Economics from Johns Hopkins University.

Mr. Callaway was named Editor-in-Chief of MarketWatch in March 2003 after serving three years as executive editor and one year as managing editor. He has been a vice president in charge of all news operations since March 2000. Mr. Callaway has more than 15 years of journalism experience, including five years as a London correspondent for Bloomberg News and six years as a reporter and financial columnist for The Boston Herald. In 2001, Mr. Callaway was named one of the 100 most influential business journalists in the U.S. by The Journal of Financial Reporters. Mr. Callaway holds a B.A and M.A. degree in journalism from the Medill School of Journalism at Northwestern University.

Mr. Davis has served as Executive Vice President and General Manager since January 2004. From November 2002 to January 2004, Mr. Davis was Executive Consultant and Chief Operating Officer of PAX, the largest non-partisan organization dedicated to reducing gun violence in America. From June 2001 to February 2002, he was the President and Chief Operating Officer of Thinking Investments, Inc., a company that developed forward-looking portfolio analytics. As President of the Institutional Markets Division of Data Broadcasting Corporation, from July 1990 to February 2001, Mr. Davis was responsible for all institutional business providing Web-based technologies to the financial services market within North America as well as the corporation’s institutional and retail international businesses. He holds an undergraduate degree from Miami University, and an M.B.A. from New York University.

Mr. Thingelstad has served as Chief Technology Officer since February 2002, and also served in that capacity from June 1999 until February 2001. From February 2001 to February 2002, he was self-employed as an Internet industry consultant. From June 1996 to June 1999, Mr. Thingelstad served as Chief Technology Officer and a Director of BigCharts, Inc. From February 1995 to March 1996, he served as a Director of Technology at WebSpan, Inc., an Internet service provider. From early 1993 to January 1996, Mr. Thingelstad served as the Technical Coordinator for the Disability Services Department at the University of Minnesota. Mr. Thingelstad attended the University of Minnesota’s Institute of Technology.

EXECUTIVE COMPENSATION

The following table presents information concerning the compensation earned for services rendered to us and our predecessor business in all capacities during each of fiscal 2003, 2002 and 2001 by our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2003 (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation		Long Term Compensation Awards Securities Underlying Options
Name and Principal Position	Fiscal Year	Salary	Bonus (1)		Other Compensation (2)
Lawrence S. Kramer Chairman and Chief Executive Officer	2003 2002 2001	$315,000 315,000 300,683	$226,686 219,375 150,000	100,000 100,000 200,000	$4,582 10,796 9,686

Kathy Yates (3) President and Chief Operating Officer	2003 2002 2001	$285,000 275,016 22,918	$142,500 137,500 —	50,000 50,000 100,000	$5,100 6,821 324

Joan P. Platt Chief Financial Officer	2003 2002 2001	$285,000 275,016 261,949	$124,688 103,125 97,500	50,000 162,500 —	$3,650 6,521 5,786

Jamie Thingelstad (4) Chief Technology Officer	2003 2002 2001	$222,500 192,260 13,092	$84,000 86,000 —	50,000 70,000 —	$3,082 5,944 1,284

Scott McLernon (5), (6) Executive Vice President, Sales	2003 2002 2001	$249,333 216,302 253,844	$63,000 53,594 22,968	50,000 68,750 —	$10,193 15,731 15,731

(1)	Bonuses are reported in the fiscal year in which they are earned.

(2)	Other compensation consists of Company 401k matching contributions, health insurance premiums, group term life insurance premiums and a nominal parking allowance

(3)	Ms. Yates joined us as our President and Chief Operating Officer in December 2001.

(4)	Mr. Thingelstad has served as our Chief Technical Officer since February 2002 and also served in that capacity from July 1999 through February 2001.

(5)	Mr. McLernon’s salary for 2003, 2002 and 2001 includes a commission that approximates 39%, 24% and 75% for 2003, 2003 and 2001, respectively, of his base salary and is based on Mr. McLernon meeting certain sales goals for the year.

(6)	As of March 17, 2004, our board of directors has determined that Mr. McLernon is no longer an executive officer and a reporting person under Section 16 of the Securities Exchange Act of 1934.

No compensation intended to serve as incentive for performance to occur over a period longer than one year was paid pursuant to a long-term incentive plan during 2003 to our Named Executive Officers. We do not have any defined benefit or actuarial plan under which benefits are determined primarily by final compensation and years of service of our Named Executive Officers.

Stock Option Grants in Fiscal 2003

The following table presents information regarding the grant of stock options under our 1998 Equity Incentive Plan during fiscal 2003 to each of our Named Executive Officers. Generally, the options become exercisable with respect to one-third of the total shares subject to the option on each of the first three anniversaries of the grant date. The options have a term of 10 years.

Potential realizable value is based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten-year term. These numbers are calculated based on Securities and Exchange Commission (“SEC”) requirements and do not reflect our projection or estimate of future stock price growth. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock. Potential realizable values are computed by:

•	multiplying the number of shares of common stock subject to a given option by the market price per share of our common stock on the date of grant;

•	assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire 10 year term of the option; and

•	subtracting from that result the aggregate option exercise price.

We granted options to purchase an aggregate of 952,640 shares of common stock to all employees during 2003. Options are granted at an exercise price equal to the fair market value of our common stock at the time of grant.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees In Fiscal 2003	Exercise Price Per Share	Expiration Date
Name					5%	10%
Lawrence S. Kramer	100,000	10.5%	$8.42	12/09/2013	$529,529	$1,341,931
Kathy Yates	50,000	5.2%	$8.51	11/14/2013	$267,595	$678.137
Joan P. Platt	50,000	5.2%	$8.51	11/14/2013	$267,595	$678,137
Jamie Thingelstad	50,000	5.2%	$8.51	11/14/2013	$267,595	$678,137
Scot McLernon	50,000	5.2%	$8.51	11/14/2013	$267,595	$678,137

Aggregated Option Exercises in Fiscal 2003 and Option Values at December 31, 2003

The following table presents certain information concerning the exercise of stock options during fiscal 2003 by each of our Named Executive Officers, and the number and value at December 31, 2003 of unexercised options held by said individuals. The value of in-the-money options shown in the table below reflects the positive difference between the exercise price of each outstanding stock option and $8.61, the closing sale price per share of our common stock on December 31, 2003, as reported on the Nasdaq National Market.

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003
Name			Vested	Unvested	Vested	Unvested
Lawrence S. Kramer	10,000	$32,400	426,666	233,334	$1,670,315	$718,337
Kathy Yates	—	—	149,999	150,001	$782,295	$513,605
Joan P. Platt	—	—	116,666	120,834	$536,267	$333,353
Jamie Thingelstad	—	—	19,999	90,001	$90,782	$191,338
Scot McLernon	—	—	114,166	89,584	$286,617	$190,228

Employment Agreements with Named Executive Officers

Lawrence S. Kramer

We entered into an employment agreement with Lawrence S. Kramer, our Chief Executive Officer, effective as of July 1, 2001. Mr. Kramer’s employment agreement provides for a base salary of $300,000 from July 1, 2001 through December 31, 2001 and $315,000 from January 1, 2002 through June 30, 2004. Mr. Kramer is also eligible to receive an annual bonus of up to 100% of his annual base salary. The employment agreement has a term of three years.

If Mr. Kramer’s employment is terminated without cause (as defined in his employment agreement), or he resigns because of a constructive termination (as defined in his employment agreement), he will be entitled to receive an amount payable in equal monthly installments equal to the greater of:

•	his then applicable base salary for a period of twelve months plus the target bonus for the year in which the termination occurs; or

•	his then applicable base salary and target bonus for the remainder of the term of the agreement; and

•	acceleration of vesting for all shares subject to the options held by him; such options will remain exercisable for the remainder of the periods specified in the respective option agreements.

If Mr. Kramer’s employment is terminated because of a change in control (as defined in his employment agreement), he will be entitled to receive an acceleration of all of the shares subject to the options held by him; such options will remain exercisable for the remainder of the periods specified in the respective option agreements.

Kathy Yates

We entered into an employment agreement with Kathy Yates, our President and Chief Operating Officer, effective as of December 1, 2001. Ms. Yates’ employment agreement provides for a base salary of $275,000 from December 1, 2001 through December 31, 2004. Ms. Yates is also eligible to receive an annual bonus of up to 50% of her annual base salary. In December 2003, the board of directors approved an increase in Ms. Yates’ base salary to $300,000. The employment agreement has a term of three years.

If Ms. Yates’ employment is terminated without cause (as defined in her employment agreement) or she resigns for good reason (as defined in her employment agreement), she will be entitled to receive:

•	an amount equal to the then-current base salary, payable in twelve monthly installments plus the target bonus for the year in which such termination occurs; and

•	acceleration of vesting for all shares subject to the options held by her; such options will remain exercisable for the remainder of the periods specified in the respective option agreements.

Joan P. Platt

We entered into an employment agreement with Joan P. Platt, our Chief Financial Officer, effective as of March 15, 2003. Ms. Platt’s employment agreement provides for a base salary of $285,000 through December 31, 2005. Ms. Platt is also eligible to receive an annual bonus of up to 50% of her annual base salary. In December 2003, the board of directors approved an increase in Ms. Platt’s base salary to $295,000. The employment agreement is effective through December 31, 2005.

If Ms. Platt’s employment is terminated without cause (as defined in her employment agreement) or she resigns for good reason (as defined in her employment agreement), she will be entitled to receive:

•	an amount equal to the then-current base salary, payable in twelve monthly installments plus the target bonus for the year in which such termination occurs; and

•	acceleration of vesting for all shares subject to the options held by her; such options will remain exercisable for the remainder of the periods specified in the respective option agreements.

Jamie Thingelstad

We entered into an employment agreement with Jamie Thingelstad, our Chief Technology Officer, effective as of January 1, 2002. Mr. Thingelstad’s employment agreement provides for a base salary of $215,000 from January 1, 2002 through December 31, 2004. Mr. Thingelstad is also eligible to receive an annual bonus of up to 40% of his annual base salary. In December 2003, the board of directors approved an increase in Mr. Thingelstad’s base salary to $240,000. The employment agreement has a term of three years.

If Mr. Thingelstad’s employment is terminated without cause (as defined in his employment agreement) or he resigns for good reason (as defined in his employment agreement), he will be entitled to receive:

•	an amount equal to the then-current base salary, payable in twelve monthly installments; and

•	acceleration of vesting for all shares subject to the options held by him; such options will remain exercisable for the remainder of the periods specified in the respective option agreements.

Scot McLernon

We entered into an employment agreement with Scot McLernon, our Executive Vice President, Sales, effective as of January 1, 2002. Mr. McLernon’s employment agreement provides for a base salary of $175,000 from January 1, 2002 through December 31, 2004. Mr. McLernon is also eligible to receive an annual bonus of up to 35% of his annual base salary. In December 2003, the board of directors approved an increase in Mr. McLernon’s base salary to $200,000. The employment agreement has a term of three years.

If Mr. McLernon’s employment is terminated without cause (as defined in his employment agreement) or he resigns for good reason (as defined in his employment agreement), he will be entitled to receive:

•	an amount equal to the then-current base salary, payable in twelve monthly installments; and

•	acceleration of vesting for all shares subject to the options held by him; such options will remain exercisable for the remainder of the periods specified in the respective option agreements.

Mr. McLernon also is subject to a commission plan, pursuant to which receives a commission of 3% of the revenue recognized from advertising sales and a quarterly sales bonus if his sales quota is exceeded. Pursuant to this plan, Mr. McLernon received a commission and sales bonus of $69,333 in 2003.

REPORT OF THE COMPENSATION COMMITTEE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings by reference, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

To the Board of Directors:

The compensation committee of the board of directors administers the Company’s executive compensation program. The current members of the compensation committee are Jeffrey Rayport and Douglas McCormick. Andrew Heyward resigned as a compensation committee member in February 2004, and Mr. McCormick became a compensation committee member in February 2004. Each of these persons is (A) “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers; (B) a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and (C) an “outside director” within the meaning of Section 162(m) of the Code. None of the compensation committee members has any interlocking relationships as defined by the Securities and Exchange Commission.

General Compensation Philosophy

The role of the compensation committee is to set the salaries and other compensation of the Company’s executive officers and other key employees, and to make grants under, and to administer, the stock option and other employee equity and bonus plans. Grants of options to purchase up to 1,200 shares of the Company’s common stock per $10,000 of an employee’s salary may be authorized by the Chief Executive Officer and Chief Financial Officer and subject to ratification by the compensation committee. The Company’s compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables the Company to attract, motivate, reward and retain key executives and employees. Accordingly, each executive officer’s compensation package may, in one or more years, be comprised of the following three elements:

•	base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in the San Francisco Bay Area that are of comparable size to the Company and with which the Company competes for executive personnel;

•	annual variable performance awards, such as bonuses, payable in cash and tied to the achievement of performance goals, financial or otherwise, established by the compensation committee; and

•	long-term stock-based incentive awards that focus the Company’s executive officers on increasing stockholder value and strengthen the mutuality of interests between the Company’s executive officers and stockholders.

Fiscal 2003 Executive Compensation

Base Salary.    Salaries for executive officers for 2003 were generally determined on an individual basis by evaluating each executive’s scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

Annual Incentive Awards.    The Company has established a management incentive plan. Certain employees, including executive officers, are eligible to participate in this plan. Target bonuses are established based on a percentage of base salary and become payable upon the achievement of specified total company financial goals and personal and team objectives. The compensation committee administers this plan with regard to all executive officers. In 2003, the compensation committee determined and paid bonuses to executives for performance based on the achievement of certain of these goals and objectives.

Long-Term Incentive Awards.    The compensation committee believes that equity-based compensation in the form of stock options links the interests of executive officers with the long-term interests of the Company’s stockholders and encourages executive officers to remain employed by the Company. Stock options generally have value for executive officers only if the price of the Company’s stock increases above the fair market value on the grant date and the officer remains employed by the Company for the period required for the shares to vest.

The Company granted stock options during 2003 in accordance with the 1998 Equity Incentive Plan, and beginning in January 2004 in accordance with the 2004 Stock Incentive Plan. In 2003, stock options were granted to certain executive officers to more closely align their interests with those of the Company’s stockholders and to aid in the retention of executive officers. Stock options typically have been granted to executive officers when the executive first joins the Company. The compensation committee may, however, grant additional stock options to executive officers for other reasons. The number of shares subject to each stock option granted is within the discretion of the compensation committee and is based on anticipated future contribution and ability to impact the Company’s results, past performance or consistency within the officer’s peer group. At the discretion of the compensation committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Company’s common stock. The stock options generally become exercisable over a three-year period and are granted at a price that is equal to the fair market value of the Company’s common stock on the date of grant. In fiscal 2003, the compensation committee considered these factors. The compensation committee approved stock option grants to the four most highly compensated executives in fiscal 2003, and the stock option grant for Mr. Kramer, the Company’s CEO, was approved by the entire board.

Chief Executive Officer Compensation

Mr. Kramer’s base salary, target bonus, bonus paid and long-term incentive awards for 2003 were determined by the board of directors in accordance with the employment agreement described in “Employment Agreements and Offer Letters with Executive Officers”, as well as in a manner consistent with the factors described above for all executive officers and were based on the achievement of certain of those factors.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the compensation committee believes that options granted by the Company’s predecessor business outside of any stock option plans and grants made under the 1998 Equity Incentive Plan meet the requirements that such grants be “performance based” and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The compensation committee’s present intention is to meet the requirements for deductibility under Section 162(m) unless the compensation committee feels that such compliance would not be in the best interest of the Company and/or its stockholders.

Submitted by the Compensation Committee

Jeffrey Rayport

STOCK PRICE PERFORMANCE GRAPH

The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

The graph below compares the cumulative stockholder return on our common stock, the Nasdaq Composite Index and the Goldman Sachs Internet Index. The graph assumes that $100 was invested (including the reinvestment of any dividends) in our common stock, the Nasdaq Composite Index and the Goldman Sachs Internet Index on January 15, 1999, the date of our initial public offering, and calculates the annual return through March 31, 2004. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

Date	MarketWatch.com	NASDQ Composite Index	Goldman Sachs Internet Index
1/15/99	$100.00	$100.00	$100.00
12/31/99	37.44	173.29	185.31
12/31/00	3.08	105.21	47.25
12/31/01	3.37	83.06	27.30
12/31/02	5.02	56.87	19.43
12/31/03	8.83	85.32	37.63
3/31/04	14.30	84.93	38.05

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Amended and Restated License Agreement with CBS

We entered into an amended and restated license agreement with CBS in January 1999 under which CBS grants us a non-exclusive license to utilize the CBS marks “CBS” and the CBS “eye” design for use in connection with the operation of the CBS.MarketWatch.com Web site. CBS also granted us a license to use current CBS Television News content related to business and financial news on the CBS.MarketWatch.com Web site. The amended and restated license agreement will expire on October 29, 2005. The agreement was assigned to the surviving MarketWatch entity upon consummation of the acquisition of Pinnacor Inc.

Under the agreement, we will pay CBS through October 29, 2005 a royalty based on (A) 8% of gross revenues up to and including $50.0 million: and (B) 6% of gross revenues in excess of $50.0 million. Gross revenues means gross operating revenues that are derived from an Internet service or Web site that (i) provides information or services of a financial nature; or (ii) uses the CBS trademarks licensed to us. Gross revenue exclude revenues from Interactive Data Corporation, or IDC, a subsidiary of Pearson, an amount equal to certain commissions paid to sales representatives, revenues received from CBS affiliates and an amount equal to certain revenues attributable to an acquired company’s results of operations for the 12 months prior to the acquisition. Under our amended and restated license agreement, we expensed approximately $212,000 and $3.0 million for the three months ended March 31, 2004 and 2003 fiscal year, respectively, related to licensing of CBS news content and trademarks.

Under the amended and restated license agreement, CBS retains significant editorial control over the use and presentation of CBS Television News content and the CBS logo. As a result of these provisions, CBS will have the ability to prevent us from displaying content on the CBS.MarketWatch.com Web site which it deems inappropriate, and from producing materials, such as marketing materials, which it does not approve. This control by CBS could prevent us from engaging in desired marketing activities or from being perceived as an independent news organization, either of which could adversely affect our brand awareness and brand name.

CBS is able to terminate our right to use the CBS name, logo and news content or terminate the amended and restated license agreement in the event that a competitor of CBS directly or indirectly beneficially owns 15% or more of our outstanding common stock or total voting power, or if we:

•	issue to a CBS competitor a number of voting securities or actively participate in the acquisition by a CBS competitor, such that after the issuance or acquisition, such CBS competitor beneficially owns 9% or more of our outstanding common stock or total voting power;

•	breach a material term or condition of the amended and restated license agreement:

•	become insolvent or subject to bankruptcy or similar proceedings; or

•	discontinue using our mark and do not establish a substitute mark acceptable to CBS in its sole discretion.

Under the terms of the amended and restated license agreement, CBS is not permitted to license, or authorize another to license, the use of the CBS logo or name to others in connection with promoting any other Internet service or Web site in the U.S. that has as its primary function and its principal theme and format the delivery of comprehensive real-time or delayed stock market quotations and financial news in the English language to consumers, which we refer to as a Business Site. However, the following activities by CBS would be permitted:

•	licensing its logo or name to a Web site or internet service that delivers general news, sports or entertainment, with a financial news segment or portion included;

•	licensing its name or logo to a Web site or Internet service outside the U.S.;

•	licensing its name or logo to Web sites that provide stock price ticker displays on the site;

•	any activity conducted by CBS and/or its affiliates prior to CBS’s signing of the amended and restated license agreement;

•	any activities of non-CBS owned television and radio station affiliates;

•	any Internet service in which CBS has an interest prior to signing the amended and restated license agreement;

•	any activity of Westwood One, Inc., if such activity does not produce a substantial portion of its revenues from a business site (as defined in the amended and restated license agreement); or

•	any transmissions of any signal of any type by and through CBS’s cable television operations.

Stock Purchase Agreement with CBS

Under the terms of a stock purchase agreement that we entered into with CBS in March 2000, CBS agreed to provide an additional $30.0 million in advertising during the period from March 1, 2000 through May 5, 2002. In March 2002, $460,000 of the remaining advertising was extended to December 31, 2002. We recorded $0 and $56,000 in advertising expense for the three months ended March 31, 2004 and 2003 fiscal year, respectively, for advertising and promotion provided by CBS under this agreement. The $30.0 million contribution was delivered in full by June 30, 2003.

Stockholders’ Agreement with CBS and Pearson

We entered into a stockholders’ agreement with CBS and Pearson in January 1999, which was subsequently amended and restated effective January 2004 and assigned to the surviving MarketWatch entity upon consummation of the acquisition of Pinnacor Inc.

Board Nomination Rights.    The amended and restated stockholders’ agreement provides that CBS and Pearson each has the right to nominate a number of candidates to our board of directors based upon the percentage of our outstanding voting securities then held by them, rounded up to the nearest whole number. So long as the amended and restated license agreement is in effect, CBS and Pearson each has the right to appoint at least one member to our board of directors, regardless of their percentage ownership of our common stock.

Right of First Refusal and Participation Rights.    The stockholders’ agreement provides that CBS and Pearson each has a right of first refusal in the event that either party desires to sell any of our securities held by it to a third party. In addition, each of CBS and Pearson has the right to purchase from our additional shares of our common stock, or our other voting securities or securities convertible into or exchangeable for common stock if we propose to issue additional securities. In such a case, they would be able to purchase an amount, subject to certain limitations, necessary to maintain their then current percentage ownership, not to exceed their percentage ownership interest immediately after the closing of our initial public offering, which was 38.3%.

If a competitor of CBS directly or indirectly acquires more than 30% of the voting power of Pearson or substantially all of Pearson’s assets at a time when Pearson beneficially owns at least 10% of our outstanding common stock, CBS may within 45 days either:

•	purchase all of our securities held by Pearson; or

•	require Pearson to place these securities in a trust, which would then dispose of the securities with a view to maximizing the sale price while disposing of such shares as promptly as reasonably practicable.

Pearson would forfeit its board representation in either event. We cannot predict which option, if any, CBS would elect in such an event.

Registration Rights Agreement with CBS and Pearson

We entered into a registration rights agreement with CBS and Pearson in January 1999. Either CBS or Pearson may demand that we file a registration statement under the Securities Act covering all or a portion of the shares of our common stock held by either of them, their affiliates or certain transferees. However, the securities to be registered must have a reasonably anticipated aggregate public offering price of at least $3.0 million. CBS and Pearson may each affect two such demand registrations. CBS and Pearson may also request that we file a registration statement on Form S-3, provided that the aggregate public offering price is at least $1.0 million. CBS and Pearson can each request one Form S-3 registration per year, subject to our right to delay the filing under specified circumstances. In addition, CBS and Pearson will have certain “piggyback” registration rights. However, the managing underwriter, if any, of any such offering has certain rights to limit the number of securities proposed to be included in such registration.

We would bear all registration expenses incurred in connection with these registrations. Each of CBS and Pearson would pay all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of its securities.

The registration rights of CBS and Pearson as the case may be, under the registration rights agreement will terminate when either CBS or Pearson, as the case may be, may sell all of its shares in a three-month period under Rule 144 promulgated under the Securities Act.

The Registration Rights Agreement was assigned to the surviving MarketWatch entity upon consummation of the acquisition of Pinnacor Inc.

Other Relationships with CBS

For the three months ended March 31, 2004 and 2003 fiscal year, we recognized revenue of $541,000 and $2.6 million, respectively, from CBS for television and radio programming on CBS stations, and we incurred expenses for the three months ended March 31, 2004 and 2003 fiscal year of $341,000 and $1.2 million, respectively, for the production and distribution of television and radio programming provided by CBS.

We lease certain facilities from CBS in San Francisco and New York under leases that expire in March 2008 and June 2010, respectively. For the three months ended March 31, 2004 and 2003 fiscal year, we paid CBS approximately $241,000 and $1.2 million, respectively, in rent payments.

Other Relationships with Pearson

For the three months ended March 31, 2004 and 2003 fiscal year, we recognized revenue of $317,000 and $1.5 million, respectively, related to the license of its data and tools to FT.com and Financial Times, subsidiaries of Pearson.

For the three months ended March 31, 2004 and 2003 fiscal year, we recognized costs to Pearson of $551,000 and $1.2 million, respectively, related to data feeds.

Indemnification Agreements with Directors and Executive Officers

We have entered into indemnification agreements with certain of our directors and executive officers. The agreements require us to indemnify such individuals under the circumstances set forth in the agreements and to the fullest extent permitted by Delaware law.

We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All transactions with officers, directors and principal stockholders and their affiliates will continue to be approved by a majority of our board of directors, including a majority of the independent and disinterested directors of its board, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders. In general, stockholder proposals and director nominations intended to be presented at our 2005 annual meeting of stockholders must be received by us at our corporate headquarters between May 6, 2005 and June 5, 2005 in order to be considered at that meeting. This notice requirement does not apply to (i) any stockholder holding at least twenty-five percent (25%) of our outstanding common stock, or (ii) any stockholder who has an agreement with us for the nomination of a person or persons for election to the board of directors. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Secretary at our corporate headquarters.

The nominating committee will consider stockholder proposals properly submitted to us, including recommendations of qualified director nominee(s), in accordance with the procedures set forth below. In order to have a proposal considered by the nominating committee for the 2005 annual meeting, a stockholder must submit its proposal and other relevant information in writing to the attention of our Secretary at our principle executive offices no earlier than May 6, 2005 and later than June 5, 2005. The stockholder must submit the following relevant information: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on our books, of the stockholder proposing such business; (3) the class and number of shares of our common stock which are beneficially owned by the stockholder; (4) any material interest of the stockholder in such business; and (5) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in the stockholder’s capacity as a proponent to the proposal.

With respect to recommendations of director nominee(s), the stockholder must submit the following relevant information in writing to the attention of our Secretary at our principle executive offices no earlier than May 6, 2005 and later than June 5, 2005: (1) the name, age, business and residence address of the prospective candidate; (2) a brief biographical description of the prospective candidate, including employment history for the past five years, and a statement of the qualifications of the prospective candidate; (3) the class and number of shares of our common stock, if any, which are beneficially owned by the prospective candidate; (4) a description of all arrangements or understandings between the stockholder and the prospective candidate pursuant to which the nomination is to be made by the stockholder if the stockholder and the prospective candidate are different individuals; (5) the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement; and (6) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act. Once the nominating committee receives the stockholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the nominating committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated.

In addition to our bylaw provisions, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at the 2004 annual meeting of the stockholders must be received by our Secretary at our corporate headquarters no later than March 1, 2005 in order to be considered for inclusion in our proxy materials for that meeting.

The proxy holders will have discretionary authority to vote on any stockholder proposal presented at the 2005 annual meeting if we fail to receive notice of such stockholder’s proposal for the meeting by March 1, 2005.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders. In general, stockholder proposals and director nominations intended to be presented at our 2005 annual meeting of stockholders must be received by us at our corporate headquarters between May 6, 2005 and June 5, 2005 in order to be considered at that meeting. This notice requirement does not apply to (i) any stockholder holding at least twenty-five percent (25%) of our outstanding common stock, or (ii) any stockholder who has an agreement with us for the nomination of a person or persons for election to the board of directors. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Secretary at our corporate headquarters.

The nominating committee will consider stockholder proposals properly submitted to us, including recommendations of qualified director nominee(s), in accordance with the procedures set forth below. In order to have a proposal considered by the nominating committee for the 2005 annual meeting, a stockholder must submit its proposal and other relevant information in writing to the attention of our Secretary at our principle executive offices no earlier than May 6, 2005 and later than June 5, 2005. The stockholder must submit the following relevant information: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on our books, of the stockholder proposing such business; (3) the class and number of shares of our common stock which are beneficially owned by the stockholder; (4) any material interest of the stockholder in such business; and (5) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in the stockholder’s capacity as a proponent to the proposal.

With respect to recommendations of director nominee(s), the stockholder must submit the following relevant information in writing to the attention of our Secretary at our principle executive offices no earlier than May 6, 2005 and later than June 5, 2005: (1) the name, age, business and residence address of the prospective candidate; (2) a brief biographical description of the prospective candidate, including employment history for the past five years, and a statement of the qualifications of the prospective candidate; (3) the class and number of shares of our common stock, if any, which are beneficially owned by the prospective candidate; (4) a description of all arrangements or understandings between the stockholder and the prospective candidate pursuant to which the nomination is to be made by the stockholder if the stockholder and the prospective candidate are different individuals; (5) the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement; and (6) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act. Once the nominating committee receives the stockholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the nominating committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated.

In addition to our bylaw provisions, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at the 2004 annual meeting of the stockholders must be received by our Secretary at our corporate headquarters no later than March 1, 2005 in order to be considered for inclusion in our proxy materials for that meeting.

The proxy holders will have discretionary authority to vote on any stockholder proposal presented at the 2005 annual meeting if we fail to receive notice of such stockholder’s proposal for the meeting by March 1, 2005.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE UNDER SECTION 16(a)

OF THE SECURITIES ACT OF 1934

Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and officers and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC and Nasdaq National Market. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms furnished to us, we believe all Section 16(a) filing requirements for the year ended December 31, 2003 were met with the exception of the following: (i) Douglas McCormick inadvertently filed late a Form 4 reporting his receipt of stock options in accordance with the Directors’ Plan; (ii) Dave Callaway, Scott Kinney, Bill Bishop, Scot McLernon, Kathy Yates, Joan Platt and Jamie Thingelstad inadvertently filed late a Form 4 reporting their receipt of stock options in accordance with the 1998 Stock Option Plan; (iii) Larry Kramer and Doug Appleton each inadvertently filed two late Form 4s reporting their receipt of stock options in accordance with the 1998 Stock Option Plan; (iv) Mr. Thingelstad inadvertently filed a late Form 4 reporting his purchase of MarketWatch stock in accordance with the 1998 Employee Stock Purchase Plan; and (v) David Hodgson filed an amended Form 3 for inadvertently omitting certain share ownership of MarketWatch common stock.

OTHER BUSINESS

The board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the proxy holders.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

OTHER INFORMATION

Code of Business Conduct and Ethics

Our board of directors adopted a code of business conduct and ethics on February 5, 2004. This code applies to all of our employees and is posted on our Web site at www.marketwatch.com. The code satisfies the requirements under the Sarbanes-Oxley Act of 2002, as well as Nasdaq rules applicable to issuers listed on the Nasdaq National Market. The code, among other things, addresses issues relating to conflicts of interests, including internal reporting of violations and disclosures, and compliance with applicable laws, rules and regulations. The purpose of the code is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. Any waivers to the code with respect to our executive officers and directors may be granted only by the audit committee. Any waivers to the code with respect to the remainder of the employees may be granted by the corporate compliance officer, which is currently our General Counsel and Secretary. Any waivers to the code and any amendments to the code applicable to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Controller or persons performing similar functions, will be posted on our Web site.

COMMUNICATING WITH THE COMPANY

If you would like to receive information about us, you may use one of these convenient methods:

1.    To have information such as our latest Quarterly Earnings Release, Form 10-K, Form 10-Q or Annual Report to Stockholders mailed to you at our cost, please call our Investor Relations Department at (415) 733-0500.

2.    Visit the investor relations page of our Web site at CBS.MarketWatch.com.

If you would like to write to us, please send your correspondence to the following address:

MarketWatch, Inc.

Attention: Investor Relations

825 Battery Street

San Francisco, CA 94111

If you would like to email us, please send your correspondence to

investor_relations@marketwatch.com

If you would like to inquire about stock transfer requirements, lost certificates and change of stockholder address, please call our transfer agent, Mellon Investor Services at (800) 522-6645. You may also visit their Web site at www.melloninvestor.com for step-by-step transfer instructions.

Of course, stockholders of record will continue to automatically receive the Annual Report to Stockholders and Proxy Statement by mail.

APPENDIX A

AUDIT COMMITTEE CHARTER

OF

MARKETWATCH.COM, INC.

Purposes, Authority and Funding

The audit committee (the “Committee”) of the Board of Directors (the “Board”) of MarketWatch.com, Inc. (the “Company”) is appointed by the Board for the purpose of overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements. In so doing, the Committee shall endeavor to maintain free and open communication among the Company’s directors, independent auditor and financial management.

The Committee shall have the authority to retain independent legal, accounting or other advisers as it determines necessary to carry out its duties and, if necessary, to institute special investigations. The Committee may request any officer or employee of the Company, or the Company’s outside counsel or independent auditor, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Further, the Committee may request any such officer, employee, outside counsel or independent auditor to provide any pertinent information to the Committee or to any other person or entity designated by the Committee.

The Company shall provide the Committee with appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for the payments of: (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (2) compensation to any independent advisers retained by the Committee in carrying out its duties; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Committee Membership

The members of the Committee (the “Members”) shall be appointed by the Board and shall serve at the discretion of the Board. The Committee shall consist of at least three (3) Members, each of whom shall be a member of the Board. The following membership requirements shall also apply:

(i)    each Member must be “independent” as defined in NASD Marketplace Rule 4200(a)(15);

(ii)    each Member must meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the Securities and Exchange Act of 1934, as amended (the “Act”), subject to the exemptions provided in Rule 10A-3(c) under the Act;

(iii)    each Member must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years;

(iv)    each Member must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement;

(v)    at least one (1) Member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in such Member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities; and

(vi)    at least one (1) Member must, through appropriate education and/or experience, satisfy the definition of “audit committee financial expert” as defined by SEC rules and regulations.

If a current Member of the Committee ceases to be independent under the requirements of subparagraphs (i) and (ii) above for reasons outside the Member’s reasonable control, the affected Member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the failure to comply with those requirements; provided, however, that when relying on the exception set forth in this sentence the Committee shall cause the Company to provide notice to Nasdaq immediately upon learning of the event or circumstance that caused the non-compliance. Further, if the Committee fails to comply with the requirements set forth in this “Committee Membership” section of the Charter due to one vacancy on the Committee, and the cure period set forth in the preceding sentence is not otherwise being relied upon for another Member, the Company will have until the earlier of its next annual stockholders meeting or one year from the occurrence of the event that caused the failure to comply with the requirements to rectify such non-compliance; provided, however, that when relying on the exception set forth in this sentence the Committee shall cause the Company to provide notice to Nasdaq immediately upon learning of the event or circumstance that caused the non-compliance.

The Board shall make an affirmative determination of the independence of each Member.

Duties and Responsibilities

In fulfilling its purposes as stated in this Charter, the Committee shall undertake the specific duties and responsibilities listed below and such other duties and responsibilities as the Board shall from time to time prescribe, and shall have all powers necessary and proper to fulfill all such duties and responsibilities. Subject to applicable Board and stockholder approvals, the Committee shall:

Financial Statement and Disclosure Matters

1.	Review the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the SEC and the National Association of Securities Dealers applicable to Nasdaq-listed issuers;

2.	Oversee the Company’s accounting and financial reporting processes;

3.	Oversee audits of the Company’s financial statements;

4.	Review with the Company’s independent auditor, management and internal auditors any information regarding “second” opinions sought by management from an independent auditor with respect to the accounting treatment of a particular event or transaction;

5.	Review and discuss reports from the Company’s independent auditor regarding: (a) all critical accounting policies and practices to be used by the Company; (b) all alternative treatments of financial information within GAAP that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

6.	Review all certifications provided by the Company’s principal executive officer and principal financial officer pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act;

7.	If deemed appropriate, recommend to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for the last fiscal year;

8.	Prepare and approve the report required by the rules of the SEC to be included in the Company’s annual proxy statement in accordance with the requirements of Item 7(d)(3)(i) of Schedule 14A and Item 306 of Regulation S-K;

Matters Regarding Oversight of the Company’s Independent Auditor

9.	Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; provided also that each such registered public accounting firm shall report directly to the Committee;

10.	Receive and review a formal written statement and letter from the Company’s independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, as may be modified or supplemented;

11.	Actively engage in a dialogue with the Company’s independent auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the independent auditor;

12.	Take, or recommend that the Board take, appropriate action to oversee and ensure the independence of the Company’s independent auditor;

13.	Establish clear policies regarding the hiring of employees and former employees of the Company’s independent auditor;

14.	Establish policies and procedures for review and pre-approval by the Committee of all audit services and permissible non-audit services (including the fees and terms thereof) to be performed by the Company’s independent auditor, with exceptions provided for de minimis amounts under certain circumstances as permitted by law; provided, however, that: (a) the Committee may delegate to one (1) or more Members the authority to grant such pre-approvals if the pre-approval decisions of any such delegate Member(s) are presented to the Committee at its next-scheduled meeting; and (b) all approvals of non-audit services to be performed by the independent auditor must be disclosed in the Company’s applicable periodic reports;

15.	Ensure that the Company’s independent auditor: (a) has received an external quality control review by an independent public accountant (“peer review”) that determines whether the independent auditor’s system of quality control is in place and operating effectively and whether established policies and procedures and applicable auditing standards are being followed; or (b) is enrolled in a peer review program and within 18 months receives a peer review that meets acceptable guidelines in accordance with Nasdaq requirements;

16.	Meet with the Company’s independent auditor prior to its audit to review the planning and staffing of the audit;

17.	Discuss with the Company’s independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented, relating to the conduct of the audit;

18.	Oversee the rotation of the lead (or coordinating) audit partner of the Company’s independent auditor having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least every five (5) years;

Matters Regarding Oversight of the Company’s Internal Audit Function

19.	Review the Company’s annual audited financial statements with management, including a review of major issues regarding accounting and auditing principles and practices, and evaluate the adequacy and effectiveness of internal controls that could significantly affect the Company’s financial statements, as well as the adequacy and effectiveness of the Company’s disclosure controls and procedures and management’s reports thereon;

20.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the Company’s independent auditor, internal auditors or management;

21.	Review the appointment of, and any replacement of, the Company’s senior internal auditing executive;

22.	Review the significant reports to management prepared by the Company’s internal auditing department and management’s responses;

Matters Regarding Oversight of Compliance Responsibilities

23.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations;

24.	Obtain reports from the Company’s management, senior internal auditing executive and independent auditor that the Company’s subsidiaries and foreign affiliated entities are in compliance with applicable legal requirements, including the Foreign Corrupt Practices Act;

25.	Establish procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

26.	Review all related party transactions for potential conflict of interest situations on an ongoing basis and approve all such transactions (if such transactions are not approved by another independent body of the Board);

27.	Review and address any concerns regarding potentially illegal actions raised by the Company’s independent auditor pursuant to Section 10A(b) of the Act, and cause the Company to inform the SEC of any report issued by the Company’s independent auditor to the Board regarding such conduct pursuant to Rule 10A-1 under the Act;

28.	Obtain from the Company’s independent auditor assurance that it has complied with Section 10A of the Act;

Additional Duties and Responsibilities

29.	Review and reassess the adequacy of this Charter annually;

30.	Report regularly to the Board with respect to the Committee’s activities and make recommendations as appropriate.

31.	Review with the Company’s outside counsel and internal legal counsel any legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies;

32.	Provide oversight and review of the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments; and

33.	Take any other actions that the Committee deems necessary or proper to fulfill the purposes and intent of this Charter.

While the Committee has the responsibilities, duties and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Rather, those duties are the responsibility of management and the independent auditor.

Nothing contained in this Charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under applicable law. Further, nothing contained in this Charter is intended to alter or impair the right of the Members to rely, in discharging their duties and responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by its officers or employees or by outside experts and advisers such as the Company’s independent auditor.

Structure and Meetings

The Committee shall conduct its business and meetings in accordance with this Charter, the Company’s bylaws and any direction set forth by the Board. The chairperson of the Committee shall be designated by the Board or, in the absence of such a designation, by a majority of the Members. The designated chairperson shall preside at each meeting of the Committee and, in consultation with the other Members, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. In the absence of the designated chairperson at any meeting of the Committee, the Members present at such meeting shall designate a chairperson pro tem to serve in that capacity for the purposes of such meeting (not to include any adjournment thereof) by majority vote. The chairperson (other than a chairperson pro tem) shall ensure that the agenda for each meeting is distributed to each Member in advance of the applicable meeting.

The Committee shall meet as often as it determines to be necessary and appropriate, but not less than quarterly each year. The Committee may establish its own schedule, provided that it shall provide such schedule to the Board in advance. The chairperson of the Committee or a majority of the Members may call special meetings of the Committee upon notice as is required for special meetings of the Board in accordance with the Company’s bylaws. A majority of the appointed Members, but not less than two (2) Members, shall constitute a quorum for the transaction of business. Members may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

The Committee may meet with any person or entity in executive session as desired by the Committee. The Committee shall meet with the Company’s independent auditors, at such times as the Committee deems appropriate, to review the independent auditor’s examination and management report.

Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all Members consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Committee. The Committee may form and delegate authority to subcommittees when appropriate.

Minutes

The Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.

APPENDIX B

COMPENSATION COMMITTEE CHARTER

OF

MARKETWATCH.COM, INC.

Purpose

The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of MarketWatch.com, Inc. (the “Company”) to: (a) assist the Board in discharging its responsibilities relating to compensation of the Company’s directors and executive officers; and (b) to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations. The Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Company’s Bylaws and by applicable law.

Committee Membership

Committee members shall be elected by the Board, based on the recommendation of the Nominating Committee, at the annual meeting of the Board of Directors and shall serve until their successors shall be duly elected and qualified. Committee members may be removed at any time by vote of the Board.

The Committee shall consist of no fewer than three members. Each member of the Committee shall meet the independence requirements of NASDAQ, the definition of a “Non-employee Director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the requirements of Section 162(m) of the Internal Revenue Code for “outside directors,” and any other regulatory requirements.

Structure and Meetings

The Committee shall conduct its business in accordance with this Charter, the Company’s Bylaws and any direction by the Board. The Committee chairperson shall be designated by the Board, or, if it does not do so, the Committee members shall elect a chairperson by a vote of the majority of the full Committee. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue.

The Committee shall meet at least three times a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

The Committee chairperson will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting. The chairperson of the Committee (or other member designated by the chairperson or the Committee in the Chairperson’s absence) shall regularly report to the full Board on its proceedings and any actions that the Committee takes. The Committee will maintain written minutes of its meetings, which minutes will be maintained with the books and records of the Company.

As necessary or desirable, the Chairperson of the Committee may invite any director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Committee, to be present at meetings of the Committee, consistent with the maintenance of confidentiality of compensation discussions. The Chief Executive Officer (the “CEO”) should not attend any meeting where the CEO’s performance or compensation are discussed.

Committee Authority and Responsibilities

The Committee shall:

1.    Annually review and approve the Company’s corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of such goals and objectives, and, either as a Committee or together with the other independent directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Committee will consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company’s CEO in past years.

2.    Annually review and make recommendations to the Board with respect to non-CEO compensation, incentive-compensation plans and equity based-plans. The Committee shall attempt to ensure that the Company’s compensation program is effective in attracting and retaining key employees, reinforces business strategies and objectives for enhanced stockholder value, and is administered in a fair and equitable manner consistent with established policies and guidelines.

3.    Approve any new equity compensation plan or any material change to an existing plan where stockholder approval has not been obtained.

4.    Approve any stock option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement, or otherwise determined to be appropriate or desirable by the Committee or Board. Stock options for up to 1,200 per $10,000 of salary may be automatically granted to new hires without requiring advanced approval of the Committee, but shall be ratified at the next meeting of the Committee. Any stock option grant in excess of this range may be approved via email. All stock option grants, whether automatic or approved via email shall be ratified by the Committee at the next meeting and reflected in the minutes of the Committee.

5.    Ensure appropriate overall corporate performance measures and goals are set and determine the extent that established goals have been achieved and any related compensation earned.

6.    Annually review and approve for the Company’s officers (a) annual base salary levels; (b) annual incentive compensation levels; (c) long-term incentive compensation levels; (d) employment agreements, severance agreements, and change of control agreements/provisions, in each case as, when and if appropriate; and (e) any supplemental or special benefits.

7.    Perform such other functions and have such other powers consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board may deem appropriate.

8.    Produce a Committee report on executive compensation as required to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the Securities and Exchange Commission.

9.    Prepare and issue the evaluation required under “Performance Evaluation” below.

Performance Evaluation

The Committee shall annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval. The Committee shall also perform an annual evaluation of its own performance, which shall compare the performance of the Committee with the requirements of this charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

Committee Resources

The Committee shall be empowered, without the approval of the Board or management, to engage and compensate independent legal, accounting and other advisors, as it determines necessary to carry out its duties. The Committee shall have the sole authority to retain and terminate any consultant that it uses to assist in the Committee’s evaluation of director, CEO or senior executive compensation and shall have the sole authority to approve that consultant’s fees and other retention terms. The Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of: (a) compensation to any advisor employed by the Committee; and (b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may form and delegate authority to subcommittees when appropriate.

APPENDIX C

NOMINATING COMMITTEE CHARTER

OF

MARKETWATCH.COM, INC.

Purpose

The Nominating Committee (the “Committee”) of MarketWatch.com, Inc. (the “Company”) is appointed by the Company’s Board of Directors (the “Board”) to assist the Board in selecting nominees for election to the Board and to monitor the composition of the Board. The Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe.

The purpose of the Committee shall be to make recommendations to the Board from time to time, or whenever it shall be called upon to do so, regarding nominees for the Board. All powers of the Committee are subject to the restrictions designated in the Company’s Bylaws and by applicable law.

Committee Membership

The Committee members (each, a “Member” and collectively, the “Members”) shall be appointed by the Board and will serve at the discretion of the Board. The Committee will consist of at least two (2) members of the Board. The Committee shall be composed of members of the Board and each Member shall meet the independence requirements of the Nasdaq Stock Market, Inc. Corporate Governance Rules (the “Nasdaq Rules”) and the additional requirements determined by the Board on February 5, 2004, unless an exception to the independence requirements is otherwise permitted under the Nasdaq Rules. Unless otherwise directed by the Board, each Member shall serve until such Member ceases to serve as a member of the Board, or until his or her successor has been duly appointed by the Board.

Duties and Responsibilities

The duties of the Committee shall include, without limitation, the following:

(1)	Monitoring the size and composition of the Board.

(2)	Considering and making recommendations to the Board with respect to the nominations or elections of directors of the Company, except that if the Company is at any time legally required by contract or otherwise to provide any third party with the ability to nominate a director, the Committee need not evaluate or propose such nomination, unless required by contract or requested by the Board.

In considering potential new directors and officers, the Committee will review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with the Company’s industry; and prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the Board’s attention, there is the further consideration of whether the individual has the time available to devote to the work of the Board and one or more of its committees.

A review is also to be made of the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on the Board. In

C-1

making its selection, the Committee will bear in mind that the foremost responsibility of a director of the Company is to represent the interests of the stockholders as a whole.

The Committee shall periodically review and reassess the adequacy of this Charter and propose any changes to the Board for approval.

Conduct of Business

The Committee shall conduct its business in accordance with this Charter, the Company’s Bylaws and any direction by the whole Board. The Committee shall report, at least annually, to the Board. Prior to the annual meeting of stockholders, the Committee will recommend to the Board the persons who will be the nominees of the Board for the election of whom the Board will solicit proxies. As part of this process, the Committee will consider candidates recommended by stockholders of the Company.

Meetings

The Committee will meet at least one (1) time each year. The Committee may establish its own schedule which it will provide to the Board in advance.

Minutes

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

C-2

MarketWatch.com, Inc.

825 Battery Street

San Francisco, California 94111

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lawrence S. Kramer and Douglas S. Appleton, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.01 par value, of MarketWatch.com, Inc. held of record by the undersigned on June 18, 2004, at the 2004 Annual Meeting of Stockholders to be held on August 4, 2004, at 10:00 a.m., local time, at 825 Battery Street, San Francisco, California 94111, and at any continuations or adjournments thereof.

This Proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting and any adjournments thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the board of director nominees, FOR Proposals No. 2 and No. 3 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Annual Meeting.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

SEE REVERSE SIDE

☒    Please mark votes as in this example.

The board of directors unanimously recommends that you vote FOR the board of director nominees and FOR Proposal Nos. 2 and 3.

1.	Election of Directors.

Nominees:

Lawrence S. Kramer

Peter Glusker

Christie Hefner

Andrew Heyward

Philip Hoffman

Zachary Leonard

Robert H. Lessin

Douglas McCormick

David Moore

Jeffrey F. Rayport

☐	FOR all nominees listed above except as marked.
☐	WITHHOLD AUTHORITY to vote for all nominees.

To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.

2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2004.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

3.	Proposal to amend the Amended and Restated Certificate of Incorporation to change the name of the Company to MarketWatch, Inc.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Signature:	Date: , 2004

Signature:	Date: , 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE,

DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO

THE MEETING IN THE ENCLOSED ENVELOPE.